LEASE AGREEMENT

      THIS AGREEMENT made as of this first day of Sept 17, 1999, by and between DUNKIRK INTERNATIONAL GLASS & CERAMICS CORP., 181 Stegelske Avenue, P.O. Box 1202, Dunkirk, New York 14048, (hereinafter referred to as "Landlord") and RED WING COMPANY, INC., 196 Newton Avenue, Fredonia, New York 14063, (hereinafter referred to as "Tenant"),

                                   WITNESSETH:

      WHEREAS, the Landlord is the owner of that certain parcel of land, with improvements, known as 181 Stegelske Avenue, Dunkirk, New York 14048, and

      WHEREAS, the Landlord desires to lease unto the Tenant under the terms and conditions hereinafter set forth, a portion of 181 Stegelske Avenue, Dunkirk, New York consisting of approximately thirty-three thousand square feet in the lower west wing of the facility as further described in Schedule "A" attached hereto,

      NOW, THEREFORE, the parties hereto expressly agree as follows:

      1. The Landlord, for and in consideration of the rents, covenants and agreements hereinafter specified to be paid, kept and performed by the Tenant, hereby leases a portion of the property located in the City of Dunkirk, County of Chautauqua, and State of New York, consisting of the lower west wing of the premises at 181 Stegelske Avenue, Dunkirk, New York, (hereinafter the "Leased Premises") to the Tenant for the purpose of storage of food products and packaging.

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                                      -2-


      2. The Landlord covenants and agrees with the Tenant:

            (a) That the title to the Leased Premises is vested in fee simple in the said Landlord.

            (b) That the Landlord has the lawful authority to lease that portion of the building, together with the improvements thereon, for the term herein set forth and for any renewals herein provided for.

            (c) That the Leased Premises are now zoned for the purposes described in paragraph 1.

            (d) This lease is assignable by the Tenant upon the written consent of the Landlord, which consent shall not be unreasonably withheld.

      3. The term of this Lease shall be for one (1) year, commencing upon receipt by Tenant of certification permitting food products and packaging to be stored upon the premises ("Commencement Date") and terminating one year therefrom, unless sooner terminated by the Landlord or Tenant as herein provided. The annual rental for the one-year term of the lease shall be Three Dollars per square foot, payable in monthly installments of eight thousand two hundred fifty 00/100 Dollars ($8,250.00), per month, in advance of the first
(1st) day of each month. Unless either party notifies the other ninety (90) days prior to the end of the term that it elects to terminate, this lease shall

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                                      -3-


continue for an additional year under the same terms and conditions, including the continuing renewal provisions.

      4. The Tenant shall pay to the Landlord a security deposit consisting of the first and last month's rent. The Landlord shall grant the Tenant the right to enter upon the premises for the purposes of removing the storage bin walls and for cleaning in order to receive the necessary certification for storage of food products. The costs of the removal of the storage bin walls and cleaning shall be deducted from the amount of the security deposit upon submission to the Landlord of the invoices for this work. In the event the cost of removal and cleaning is greater than the security deposit, the excess shall act as a credit against rental payments described herein.

      5. All charges, costs and expenses which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent, and in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the basic rent.

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                                      -4-


      6. (a) The Landlord shall pay premiums for insurance coverage on the Leased Premises, including fire and extended coverage. The expense of insuring the contents of the demised premises shall be borne by the Tenant.

            (b) The Tenant shall pay all utility expenses and premiums for public liability insurance. Such public liability insurance shall name Landlord as an additional insured at Tenant's sole expense. It is understood there is currently no water facilities on the Leased Premises.

            (c) The Tenant shall furnish to the Landlord official receipts or other satisfactory proof of payment of such utility and insurance expenses, within a reasonable time after demand by the Landlord.

            (d) The Landlord appoints the Tenant the attorney-in-fact of the Landlord for sole purpose of making all payments to be made by the Tenant pursuant to any of the provisions of this Lease to persons other than the Landlord. In case any person to which any sum is directly payable by the Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from the Tenant, the Tenant shall thereupon give written notice of such fact to the Landlord and shall pay such sum

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                                      -5-


directly to the Landlord, who shall thereupon pay such sum to such person.

            (e) The Tenant, at its own cost, may tie-in and use the on-site gas well as an energy source for heating the Leased Premises. The gas is to be provided by the Landlord, at no cost to the Tenant, provided the temperature be maintained at 45(degrees) F. Additionally, if the Tenant is interested in utilizing this gas well for heating other areas of the Leased Premises, the Landlord agrees to negotiate with Tenant a cost for the gas to be provided at a competitive rate.

            The Tenant shall comply with all laws and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the Leased Premises.

      7. (a) The Landlord shall, at its own expense, make all necessary structural repairs and replacements to the Leased Premises and to the pipes, plumbing system, window glass, and fixtures used in connection with the Leased Premises. If the Landlord is unable, within 30 days of notice, to perform the necessary repairs and replacements described above, Tenant is authorized to perform the necessary repairs and replacements and take a credit against the rent for the cost of those repairs and replacements.

            (b) Prior to the effective date of this lease, Tenant shall have the right to inspect the premises upon reasonable notice to the Landlord, which inspection shall include the pipes, plumbing system, window glass and fixtures used in connection with the Leased Premises.

            (c) The Parties acknowledge that the Tenant shall be permitted to store items listed on Exhibit "B" attached hereto, which at all times shall be owned by the Tenant. The Exhibit attached is not intended to be exclusive.

      8. (a) In the event of damage to or destruction of the Leased premises by fire or other casualty, the Landlord, at its sole expense, shall promptly restore the Leased Premises as nearly as possible to its condition prior to such damage or destruction; provided, however, that all insurance proceeds received by the Landlord pursuant to the provisions of this Lease, less the cost, if any, of such recovery shall be held in trust and applied by the Landlord to the payment of such restoration as such restoration progresses.

            (b) If at any time within three (3) months prior to the end of the initial term or any extended term, the Leased Premises are completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for use as intended, and repair or restoration is not economically feasible, the Landlord or the Tenant may terminate this Lease on notice of

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                                      -7-


at least ten (10) days and not more than thirty (30) days. Such notice shall be given within sixty (60) days after the date of such damage or destruction. If the Lease shall so terminate, all basic and additional rent shall be apportioned to the date of termination and all insurance proceeds shall belong to the Landlord. If the tenant and the Landlord do not agree on the economic feasibility of repairing or restoring the Leased Premises, such question shall be arbitrated as hereinafter provided.

            (c) If the Lease is not so terminated and the proceeds of insurance are insufficient to pay the full cost of repair or restoration, the Landlord shall pay the deficiency. If the insurance proceeds exceed such cost, the excess shall be paid to the Landlord.

            (d) Any disbursement of insurance proceeds by a holder of a mortgage, or security interest shall be deemed to have been made by the Landlord. If any holder of a deed of trust, mortgage, or security interest shall refuse to disburse any portion of insurance proceeds to which the Tenant is entitled, the Landlord shall provide an equivalent sum from other sources.

      9. (a) If the whole or part of the Leased Premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease, or if such authority shall take title to the Leased Premises in lieu of

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                                      -8-


condemnation, tenant reserves the right to claim and prosecute its claims in all appropriate courts and agencies for an award of damages for the taking, based upon its leasehold interest and ownership of leasehold improvements, interruption of business, moving expenses and other damages available under the applicable law, without impairing any rights of Landlord for the taking of or injury to the reversion.

            (b) In the event that a part of the Leased Premises shall be taken or condemned or title be transferred in lieu of condemnation which, in the reasonable judgment of Tenant, is sufficient to render the remaining portion unsuitable for its continued use or occupancy, or in the event that a partial taking shall result in cutting off direct access from the Leased Premises to any adjacent public street, highway or road, or which results in the parking lot area being rendered too small for adequate parking by the Tenant's customers or for the safe and easy maneuvering of Tenant's vehicles, then and in any such event, Tenant may at any time either prior to or within a period of sixty (60) days after the date when possession of the relevant Premises shall be required by the condemning authority, elect to terminate this Lease. In the event that Tenant fails to exercise its option to terminate this Lease then this Lease and Permit shall continue in effect with respect to the portion of the Premises not taken except that the annual rent shall be reduced proportionately. If less than the whole or less than substantially all of the building on the Leased Premises shall be taken in such proceeding, and the Tenant shall not elect to terminate this lease, the Landlord shall, with reasonable dispatch, repair the remaining portion of the Leased Premises (if there shall then be a building or part of a building on such remaining portion of the Leased Premises) so as to restore such building as a building complete in itself, but the Landlord shall not be obligated to expend thereon more than the sum allowed to the Landlord in such condemnation proceeding for damage to the building, less all expenses incurred by the Landlord in such proceeding; provided, however, that if the expense of such restoration would be greater than the sum allowed to the Landlord, less such expenses in the condemnation proceeding, then the Landlord shall have an option, for a period of 30 days after such partial taking, within which to decide whether to make the restoration or terminate this Lease. If within such 30-day period, the Landlord shall give written notice to the Tenant of termination, this Lease and the term hereof shall terminate and expire of the last day of the calendar month following the month in which such notice shall be given and the net rent, additional rent, and other sums or charges in this Lease provided to be paid by the Tenant shall be apportioned and paid to the date of such termination; provided, however, that if the Tenant shall agree in

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                                      -10-


writing, within twenty (20) days after receiving such notice of termination from the Landlord, to pay the difference by which the cost of such restoration exceeds the sum allowed to the Landlord in such condemnation proceeding, less such expenses, then the Landlord's notice of termination and right to terminate hereunder shall cease and Landlord shall make such restoration an hereinbefore required.

      10. In the event the Tenant shall default in the payment of rent or any other sums payable by the Tenant herein, and such default shall continue for a period of thirty (30) days, or if the Tenant shall default in the performance of any other covenants or agreements of this Lease and such default shall continue for thirty (30) days after written notice thereof, or if the Tenant shall become bankrupt or insolvent or any debtor proceedings be taken by or against the Tenant, then and in addition to any and all other legal remedies and rights, the Landlord may declare this Lease terminated or Landlord may retake possession of the Leased Premises and relet the same upon commercially reasonable terms without termination, in which later event the Tenant covenants and agrees to pay any deficiency after Tenant is credited with the rent thereby obtained less all reasonable repairs and expenses (including the expense of obtaining possession). The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or re-entry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord.

      11. Tenant agrees, at its sole expense, to maintain comprehensive public liability insurance covering liability of the Tenant to third parties arising out of use of the demised premises during the term of this Lease in the minimum amount of $1,000,000 including property damage. The Landlord shall, at its exclusive expense. procure and maintain policies of fire, extended coverage and casualty insurance covering the building and equipment of Landlord in their entirety in an amount at least equivalent to the replacement value thereof, which amount is agreed as of the date hereof to be $________________ for the building.

            Certificates evidencing proof of the foregoing insurance requirements shall be exchanged between the parties hereto no later than the Commencement Date.

      12. If the Tenant shall default in the performance of any of the terms and covenants in this Lease contained, or in the event that the Tenant shall become insolvent or bankrupt, or shall make an assignment for the benefit of creditors, the Landlord may give ten (10) days' notice to the Tenant to cure any default, and at the expiration of such ten (10) days if the

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                                      -12-


default is not cured, the term of this Lease shall terminate as if it were the expiration of the original term. However, the Tenant shall nevertheless be responsible for the payment of all rents due hereunder through the date of expiration of the original lease term.

      13. The failure of either party to insist in any one or more instances upon a strict performance of any of the terms, covenants and conditions of this Agreement or to exercise any option and make any election herein contained and provided for shall not be construed as a waiver or a relinquishment for the future of such terms, covenants and conditional options or elections and the same shall continue in full force and effect.

      14. This Agreement contains the entire agreement between the parties hereto and modifications of this Agreement or waiver or consent hereunder shall be valid or binding unless the same be in writing signed by the party or parties to be bound and this provision shall apply to this paragraph as well as to all other terms covenants and conditions of this Agreement.

      15. This Agreement and all of its terms, covenants and conditions shall be construed according to the laws of the State of New York.

      16. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto as the status of the parties require.

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                                      -13-


      17. Landlord shall hold Tenant harmless with respect to any actual or consequential damages incurred by Tenant as a result of such default.

      18. Tenant may, at its expense, cause this Lease Agreement, or a memorandum thereof, to be recorded in the Chautauqua County Clerk's Office.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed by the proper and necessary parties hereto the day and year first above written.

                                   DUNKIRK INTERNATIONAL GLASS &
                                   CERAMICS CORP.

                                   By: /s/ [ILLEGIBLE]
                                      ----------------------------------------


                                   RED WING COMPANY, INC.

                                   By: /s/ Thomas G. Wilkinson
                                      ----------------------------------------
                                       EXEC. V.P. OPERATIONS

                                                                      SCHEDULE A

[LOGO]  CONVERSION
       ------------
       TECHNOLOGIES

       John G. Murchie
       Comptroller, CFO

       Conversion Technologies International, Inc.
       7 San Bartolo Drive, o St. Augustine, FL 32086
       Office: 904-898-0503 o Fax 904-898-8791 o 800-273-2584

                                [GRAPHIC OMITTED]

                          MEMORANDUM OF LEASE AGREEMENT

            The undersigned, DUNKIRK INTERNATIONAL GLASS & CERAMICS CORP., 181 Stegelske Avenue, P.O. Box 1202, Dunkirk, New York 14048 ("Landlord") and RED WING COMPANY, INC., 196 Newton Avenue, Fredonia, New York 14063, ("Tenant") entered into a certain Lease Agreement ("Lease") for the lease of real property dated as of Sept. 17, 1999 and executed on the date hereof.

            Such Lease Agreement covers the real property ("Land"), including approximately 33,000 square feet of the building, affixed or attached thereto ("Building"), as more particularly described in Schedule "A" attached hereto and made a part hereof.

            Such Lease Agreement provides for the rental of the Land, a portion of the Building and fixtures by the Landlord and for the payment by the Tenant of rent payable pursuant to such Lease over a lease term commencing Sept. 17, 1999 and expiring no later than Sept. 16, 1999 or such earlier date as is permitted by the Lease, and all other costs and expenses due from the Tenant are paid in full.

            The Tenant has the option to renew the Lease for an additional year under the same terms and conditions.

            The Parties acknowledge that the Tenant shall be permitted to store items listed on Exhibit "B" attached hereto, which at all times shall be owned by the Tenant. The exhibit attached is not intended to be exclusive.

            IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Memorandum of Lease Agreement to be executed in their respective names as of Sept. 17, 1999.


                                      DUNKIRK INTERNATIONAL GLASS
                                           & CERAMICS CORP.

                                      By /s/ John G. Murchie
                                         ------------------------------------


                                      RED WING COMPANY, INC.

                                      By /s/ Thomas G. Wilkinson
                                         ------------------------------------
                                         EXEC. V.P. OPERATIONS

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF CHAUTAUQUA  )

            On the 19 day of OCTOBER, 1999, before me personally came JOHN G. MURCHIE, to me known, who being by me duly sworn, did depose and say that he resides at 7217 E. QUAKER ST., O.P., New York; that he is the CONTROLLER of Dunkirk International Glass & Ceramics Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                        /s/ Angela M. Panella
                                      -------------------------
                                            Notary Public

        ANGELA M. PANELLA
Notary Public, State of New York
    Qualified in Erie County
My Commission Expires 04/19/2001

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF CHAUTAUQUA  )

            On the 1st day of July, 1999, before me personally came Thomas G. Wilkinson, to me known, who being by me duly sworn, did depose and say that he resides at North East PA; that he is the Exec. V.P. of Operations of Red Wing Company, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                          /s/ Diana DiNoto
                                      -------------------------
                                            Notary Public

                                             DIANA DINOTO
                                   Notary Public, State of New York
                                            No. 01D16043962
                                    Qualified in Chautauqua County
                                    Commission Expires May 22, 2001

                                  EXHIBIT "B"

The current plan to utilize the 33,000 sq. ft. section of the Dunkirk Ceramics facility has the possibilities of storing the following:

      o  All finished goods
      o  All packaging materials
      o  Production equipment
      o  Concentrate drums
      o  Raw Materials
      o  Forklifts
      o  Empty pallets
      o  Dock plates
      o  Shrink wrap
      o  Wrapping machine
      o  Labels and T.E. seals
      o  Office equipment/furniture
      o  Other miscellaneous items